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                                                                 Exhibit 4.2

                               PERCEPTRONICS, INC.

                                     BY-LAWS

                                    ARTICLE I

                                  STOCKHOLDERS

         Section 1. ANNUAL MEETING. An annual meeting of the Stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of Incorporation or the last annual meeting of stockholders.

         Section 2. SPECIAL MEETINGS. Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation and shall be called by the Secretary of the Corporation at the request in writing of holders of not less than 10% of the total voting power of all outstanding securities of the Corporation then entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 3. NOTICE OF MEETINGS. Written notice of the place, date, and time of all meetings of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than ten nor more than sixty (60) days before the date on which the meeting is to be held, to a stockholder entitled to vote at such meeting. except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

         When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         Section 4. QUORUM. At any meeting of the Stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

         If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of

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a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

         If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

         Section 5. ORGANIZATION. The Chairman of the Board or, in his or her absence, the Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

         Section 6. CONDUCT OF BUSINESS. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

         Section 7. ACTION BY CONSENT. Unless otherwise restricted by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding securities of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all securities entitled to vote thereon were present and voted. Prompt notice of the taking of the Corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 8. PROXIES AND VOTING. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

         Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law.

         Every stockholder complying with this Section 8 and entitled to vote at any election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are normally entitled, or distribute the stockholder's votes on the same principle among as many candidates as the shareholder thinks fit. No stockholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast) unless such candidate or

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candidate's names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting prior to the voting of the stockholder's intention to cumulate the stockholder's votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination.

         All voting, except in the election of directors or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. All elections of directors and every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

         All elections shall be determined by a plurality of the votes cast and, except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

         Section 9. STOCK LIST. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be hold, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

         The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                                  ARTICLE II
                             BOARD OF DIRECTORS

         Section 1. NUMBER AND TERM OF OFFICE. The number of directors of the Corporation shall not be less than five (5) nor more than nine (9) until changed by amendment of the Certificate of Incorporation or by a by-law amending this Section 1 duty adopted by holders of a majority of the outstanding shares entitled to vote or by the Board of Directors. The exact number of directors shall be fixed from time to time within the limits specified in the Certificate of Incorporation or in this Section 1, by a by-law or amendment thereof duly adopted by the stockholders or by the Board of Directors. Subject to the foregoing provisions for changing the number of directors, the number of directors of this Corporation has been fixed at slx
(6).

         All directors shall hold office until their respective successors are duly elected and qualified or until a director's earlier death, resignation or removal.

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         Section 2. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the
rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until such director's successor has been duly elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Section 3. REMOVAL. Any director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the corporation entitled to vote; provided, however, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

         Section 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

         Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than live (5) days before the meeting or by telegraphing, telexing or otherwise actually delivering the same not less than twenty- four
(24) hours before the meeting. Unless otherwise indicated in the notice hereof, any and all business may be transacted at a special meeting.

         Section 6. QUORUM. At any meeting of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

         Section 7. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

         Section 8. CONDUCT OF BUSINESS; ACTION BY CONSENT. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to

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time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

         Section 9. POWERS. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

         (1)      To declare dividends from time to time in accordance with law;

         (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

         (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

         (4) To remove any officer of the Corporation with or without cause, and from time to time devolve the powers and duties of any officer upon any other person for the time being;

         (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

         (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

         (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

         (8) To adopt from time to time regulations, not inconsistent with these by-laws, for the management of the Corporation's business and affairs.

         Section 10. COMPENSATION OF DIRECTORS. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

         Section 11. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members,

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designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

         Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the authorized members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                              ARTICLE III

                               OFFICERS

         Section 1. GENERALLY. The officers of the Corporation shall consist of a Chairman of the Board and/or a Chief Executive Officer, President, one or more vice Presidents, a Secretary, a Chief Financial Officer and such other offices as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

         Section 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors. The Board at its discretion may designate the Chairman of the Board as chief executive officer of the Corporation, in which event the Chairman of the Board shall be charged with and shall have the discretion and supervision of all its business and operations.

         Section 3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall have general supervision, direction and control of the business of the Company and shall, in the absence of the Chairman of the Board, perform the duties of the Chairman of the Board. The Chief Executive Officer shall have such other powers and duties as may be prescribed by the Board of Directors or these by-laws.

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         Section 4.  PRESIDENT. The President of the Corporation shall be the chief operation officer of the Corporation and shall have responsibility for the day-to-day operation and management of the business of the Corporation. The President shall have such other powers and duties as may be prescribed by the Board of Directors or these by-laws.

         Section 5. VICE PRESIDENT. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President shall be designated by the Board to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

         Section 6. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the responsibility for maintaining the financial records of the Corporation and shall have custody of all monies and securities of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Chief Financial Officer shall also perform such other duties as the Board of Directors may from time to time prescribe.

         Section 7. SECRETARY. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

         Section 8. DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision thereof.

         Section 9. REMOVAL. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

         Section 10. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer or any officer of the Corporation authorized by them shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                              ARTICLE IV

                                STOCK

         Section 1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board , the President or a

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Vice President, and by the Secretary or an Assistant Secretary, or the Chief
Financial Officer, certifying the number of shares owned by him or her. Any of or all the signatures on the certificate may be facsimile.

         Section 2. TRANSFERS OF STOCK. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these by-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

         Section 3. RECORD DATE. The Board of Directors may fix a record date which shall not be more than sixty nor fewer than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

         Section 4. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

         Section 5. REGULATIONS. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                               ARTICLE V

                                NOTICES

         Section 1. NOTICES. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient hereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, telex, rapifax or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or dispatched, if delivered through the mails or by telegram, telex, rapifax or mailgram, shall be the time of the giving of the notice.

         Section 2. WAIVERS. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time the event for which notice is

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to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                              ARTICLE V

                            MISCELLANEOUS

         Section 1. FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

         Section 2. CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary or Controller.

         Section 3. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independently certified public accountant, or by an appraiser selected with reasonable care.

         Section 4. FISCAL YEAR. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

         Section 5. TIME PERIODS. In applying any provision of these by-laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                              ARTICLE VII

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, or of a partnership, joint venture, trust or other enterprise,

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including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this by-law or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that, except as provided in Section 2 of this Article VII, the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

         Section 2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suite against the Corporation to recover the unpaid amount of the claim and, if such suite is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard conduct, shall be a defense to the action or create a presumption that the

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claimant has not met the applicable standard of conduct.

         Section 3. INSURANCE. The Corporation may maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         Section 4. EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article VII by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

                              ARTICLE VIII

                               AMENDMENTS

         The Board of Directors is expressly empowered to adopt, amend or repeal By-Laws of the Corporation. Any adoption, amendment or repeal of By-Laws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation.

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                AMENDMENT TO THE BYLAWS OF PERCEPTRONICS, INC.
                          (A DELAWARE CORPORATION)


         The Bylaws of Perceptronics, Inc., & Delaware corporation, are hereby amended to read as follows:

         1. Section 2 of Article I is amended to read in full as follows:

            "SECTION 2, SPECIAL MEETINGS. Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation and shall be called by the Secretary of the Corporation at the request in writing of holders of not less than 10% of the total voting power of all outstanding securities of the corporation then entitled to vote. No request by a stockholder shall be deemed properly made unless the request contains the information required for a notice of stockholder business in accordance with Section 11 of this Article I."

         2. The following Sections 10 and 11 are hereby added to Article I of the Bylaws:

            "SECTION 10 - NOTIFICATION--OF NOMINATIONS. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at an annual meeting or a special meeting called for the purpose of electing directors may nominate persons for election as directors at such meeting only if written notice of such stockholder's intent to make such nomination is delivered to, or mailed, postage prepaid, and received by, the Secretary of the Corporation at the principal office of the Corporation not later than (i) in the case of an annual meeting, ninety days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the case of the 1988 annual meeting, such notice must be delivered to

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

            or received by the Secretary of the Corporation not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the annual meeting and (ii) in the case of a special meeting, the close of business on the seventh business day following the date on which the Corporation first makes public disclosure of the date of the special meeting. Each notice given by such stockholder shall set forth: (A) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (B) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), setting forth the number and class of shares so held, and intends to appear in person or by Proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (E) the consent of each nominee to serve as a director of the Corporation if so elected. The
            Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 10; and, if the Chairman should so determine and declare, the defective nomination shall he disregarded."

            "SECTION 11 - NOTIFICATION OF STOCKHOLDER BUSINESS. All

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

            business properly brought before any annual or special meeting of stockholders shall be transacted at such meeting. Business shall be deemed properly brought only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) brought before the meeting by a stockholder of record entitled to vote at such meeting if written notice of such stockholder's intent to bring such business before such meeting is delivered to, or mailed, postage prepaid, and received by, the Secretary of the Corporation at the principal office of the Corporation not later than (i) in the case of an annual .meeting, ninety days prior to the anniversary date of the immediately preceding annual meeting; however, that in the case of the 1988 annual meeting, such notice must be delivered to or received by the Secretary of the Corporation not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the annual meeting and (ii) in the case of a special meeting, the close of business on the seventh business day following the date on which the Corporation first makes public disclosure of the date of the special meeting. Each notice given by such stockholder shall set forth: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the name and address of the stockholder who intends to propose such business; (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), setting forth the number and class of shares so held, and intends to appear in person or by proxy at such meeting to propose such business; and (D) any material interest of the stockholder in such business. The Chairman of the meeting shall, if the facts

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

            warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11; and, If the Chairman should so determine and declare, any such business not properly brought before the meeting shall not be transacted."

         The undersigned, being the duly elected and acting Secretary of Perceptronics, Inc. hereby certifies that the foregoing amendments to the Bylaws of Perceptronics, Inc. were duly approved by the Board of Directors at a meeting held on July 27, 1988.

         IN WITNESS WHEREOF, the undersigned has hereunto subscribed her name as of the 27th day of July, 1988.

                                             /s/ Sarah A. S. Goldberg
                                             -------------------------------
                                             Sarah A. S. Goldberg, Secretary


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

                          AMENDMENT TO THE BYLAWS
                                    OF
                            PERCEPTRONICS, INC.
                          (a Delaware corporation)


         The undersigned, being the duly elected and acting Secretary of Perceptronics, Inc., hereby certifies that the following amendment to the Bylaws of Perceptronics, Inc., a Delaware corporation, was duly adopted by the Board of Directors at a meeting held on April 23, 1991.

         The first paragraph of Section 8, Article I of the Bylaws, as amended, of Perceptronics, Inc. is hereby amended to read in full as follows:

            "Section 8. PROXIES AND VOTING. At any meeting of the stockholders, any stockholder entitled to vote may vote in person or by proxy authorized in accordance with Section 212(c) of the Delaware General Corporation Law and filed with the Corporation in accordance with the procedure established for the meeting."

         IN WITNESS WHEREOF, the undersigned has hereunto subscribed her name as of the 28 day of June, 1991.


                                       /s/ Sarah A. S. Goldberg
                                       -----------------------------------
                                        Sarah A.S. Goldberg, Secretary


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